UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 20, 2015

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-03492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

3000 North Sam Houston Parkway East Houston, Texas	77032
(Address of Principal Executive Offices)	(Zip Code)

(281) 871-2699
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 2.02. Results of Operations and Financial Condition

On July 20, 2015, registrant issued a press release entitled “Halliburton Announces Second Quarter Income From Continuing Operations of $0.44 Per Diluted Share, Excluding Special Items."

The text of the Press Release is as follows:

HALLIBURTON ANNOUNCES SECOND QUARTER INCOME FROM CONTINUING OPERATIONS OF $0.44 PER DILUTED SHARE, EXCLUDING SPECIAL ITEMS

•	Positive impact of $0.06 due to depreciation cessation for assets held for sale

HOUSTON - July 20, 2015 - Halliburton Company (NYSE:HAL) announced today that income from continuing operations for the second quarter of 2015 was $380 million, or $0.44 per diluted share, excluding special items. This compares to income from continuing operations for the first quarter of 2015 of $418 million, or $0.49 per diluted share, excluding special items. Adjusted operating income was $643 million in the second quarter of 2015, compared to adjusted operating income of $699 million in the first quarter of 2015. Halliburton's total revenue in the second quarter of 2015 was $5.9 billion, compared to $7.1 billion in the first quarter of 2015.

Primarily as a result of the recent downturn in the energy market and its corresponding impact on the company’s business outlook, Halliburton recorded approximately $258 million, after-tax, or $0.30 per diluted share, in the second quarter of 2015, as compared to $823 million, after-tax, or $0.97 per diluted share, in the first quarter of 2015, in company-wide charges related primarily to severance costs and asset write-offs. Halliburton recorded Baker Hughes acquisition-related costs of $67 million, after-tax, or $0.08 per diluted share, in the second quarter of 2015, as compared to $35 million, after-tax, or $0.04 per diluted share, in the first quarter of 2015. Reported income from continuing operations was $55 million, or $0.06 per diluted share, in the second quarter of 2015, as compared to reported loss from continuing operations of $639 million, or $0.75 per diluted share, in the first quarter of 2015. Reported operating income was $254 million for the second quarter of 2015, as compared to reported operating loss of $548 million for the first quarter of 2015.

In April 2015, Halliburton announced a decision to market for sale the Fixed Cutter and Roller Cone Drill Bits, Directional Drilling, and Logging-While-Drilling/Measurement-While-Drilling businesses as part of the regulatory review of the pending Baker Hughes acquisition. These assets were classified as held for sale at that time and, therefore, the corresponding depreciation and amortization expense was ceased during the second quarter of 2015, in accordance with Generally Accepted Accounting Principles. This resulted in a positive impact to reported results of $53 million, after-tax, or $0.06 per diluted share.

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“We are pleased with our second quarter results, considering the headwinds facing the industry,” said Jeff Miller, President.

“Total company revenue of $5.9 billion declined 16% sequentially, outperforming a 26% drop in the worldwide rig count. Operating income declined as a result of lower activity levels for all product lines, exacerbated by pricing declines, primarily in North America.

“In the Eastern Hemisphere, revenues declined modestly compared to the first quarter of 2015, but we saw a meaningful step up in profitability in our Europe/Africa/CIS region, due to activity improvements in Eurasia and Norway, along with higher stimulation activity and completion tools sales in both Algeria and Angola. Projects in the Middle East are moving forward, although Russia and the offshore markets remain challenged.

“In Latin America, we experienced sequential revenue and operating income declines driven by Venezuela, primarily due to the negative currency impact of the new exchange rate, as well as budget cuts throughout the region as customers are focused on cash flows.

“In North America, revenue declined 25% sequentially; significantly outperforming the 40% decline in average rig count. Pricing erosion continued during the quarter, but decremental margins were less severe than previous downturns, demonstrating that our cost reduction initiatives are helping to offset the current market challenges.

“We expect the global markets will remain transitional, and in these times, operational execution is an even more critical source of differentiation. Our financial results reflect our strong execution culture, and we remain focused on delivering reliable, best-in-class service quality for our customers,” said Miller.

“We are pleased with the progress of the proposed Baker Hughes acquisition, as evidenced by our recently announced timing agreement with the U.S. Department of Justice,” added Dave Lesar, Chairman and CEO.

“We recently received the initial round of bids on our previously announced divestitures, and are pleased with the prices and level of interest. Baker Hughes has certified compliance with the U.S. Department of Justice’s second request, and we expect to do so shortly.

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“We are enthusiastic about and fully committed to closing this compelling transaction, and are confident we can achieve cost synergies of nearly $2 billion, regardless of market conditions or any cost reduction actions taken by either company to date. In anticipation of the acquisition, we continue to maintain our superior service delivery platform and other infrastructure costs in excess of current market needs. This cost was between 300-400 basis points for North America margins in the second quarter. We will continue to do this until the transaction closes, which I believe is the best decision for the long run.

“Our strategy remains consistent - we will manage costs through the downturn, while looking beyond the cycle to ensure that we will be positioned for growth when the industry recovers. We continue to invest in technology, build capital equipment, and prepare for our pending combination with Baker Hughes. Our management team has a proven track record in navigating through cycles, and we are confident that Halliburton will be best-positioned to outperform in the recovery,” concluded Lesar.

Completion and Production

Completion and Production (C&P) revenue in the second quarter of 2015 was $3.4 billion, a decrease of $802 million, or 19%, from the first quarter of 2015, primarily driven by a decline in pressure pumping activity and pricing declines for all product service lines in North America, coupled with lower activity levels in Middle East/Asia, reduced activity levels and pricing in Mexico, and the impact of the new exchange rate in Venezuela. This was partially offset by higher stimulation activity, higher completion sales, and seasonal pipelines and process activity in Europe/Africa/CIS.

C&P operating income was $313 million, which decreased $149 million, or 32%, compared to the first quarter of 2015. North America C&P operating income declined $161 million, or 69%, sequentially, primarily due to reduced activity levels and pricing adjustments for stimulation services. Latin America C&P operating income decreased $10 million, or 15%, from the first quarter of 2015, primarily as a result of reduced activity in pressure pumping services in Mexico and Venezuela. Europe/Africa/CIS C&P operating income increased $35 million, or 64%, sequentially, mainly due to increased stimulation activity and completion tools sales in Algeria and Angola, along with increased seasonal pipeline and process services activity and completion tools sales in Norway. Middle East/Asia C&P operating income fell by $13 million, or 12%, compared to the first quarter of 2015, primarily due to a decline in stimulation activity and completion tools sales.

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Drilling and Evaluation

Drilling and Evaluation (D&E) revenue in the second quarter of 2015 was $2.5 billion, a decrease of $329 million, or 12%, from the first quarter of 2015. Decreased drilling activity and fluid services in North America, the impact of the new exchange rate in Venezuela, and a decline in wireline activity across all of our regions, more than offset increased software sales in Latin America and the Eastern Hemisphere.

D&E operating income was $400 million, which increased $94 million, or 31%, compared to the first quarter of 2015. All regions benefitted from the depreciation cessation on assets held for sale. North America D&E operating income increased $12 million, or 27%, sequentially, primarily due to cost reduction initiatives, partially offset by reduced fluid services activity in the United States land market. Latin America D&E operating income was flat, sequentially, as improved profitability for drilling services in Brazil was offset by lower drilling fluid product sales in Venezuela. Europe/Africa/CIS D&E operating income increased $43 million, or 139%, from the first quarter of 2015, driven by increased drilling services product sales in Russia, partially offset by reduced drilling services activity in the United Kingdom. Middle East/Asia D&E operating income increased $39 million, or 23%, sequentially, driven by activity growth for drilling services throughout the region, coupled with increased project management activity in Saudi Arabia.

Corporate and Other

During the second quarter of 2015, Halliburton incurred $67 million, after-tax, for costs related to the pending Baker Hughes acquisition.

Significant Recent Events and Achievements

•
Halliburton’s Testing and Subsea product line announced that its RezConnect™ Well Testing System received the Offshore Technology Conference 2015 Spotlight on New Technology Award. RezConnect is the industry’s first solution that offers complete wireless acoustic control of drill-stem test tools. It can provide real-time measurement and analysis during well-testing and downhole sampling operations, allowing operators to make informed decisions faster, which can reduce rig-time cost and increase asset returns.

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•
Halliburton’s Completion Tools product line introduced the Illusion® dissolvable frac plug as the latest addition to Halliburton’s Unconventional Completion portfolio. This high-performance frac plug provides zonal isolation for pumpdown applications during wellbore stimulation and combines Halliburton's industry-leading frac plug designs with the most advanced dissolvable metal and rubber materials. This fully dissolvable plug helps eliminate the risk and cost associated with conventional plug removal and, upon complete dissolution, provides an entire wellbore ID for future operations.

•
On May 20, 2015, Halliburton announced it had reached an agreement with BP Exploration & Production Inc. to resolve remaining issues between the parties, including indemnities between the parties and dismissal of all claims against each other, relating to the April 20, 2010, Deepwater Horizon well incident in the Gulf of Mexico.

•
Halliburton opened its new Indonesian headquarters in Jakarta, which will serve as headquarters for all product lines in Indonesia. This new facility will increase the efficiencies and capabilities of the company’s resources specifically focused on the mature fields, deep water and unconventionals markets in Indonesia. The additional synergies from the facility include enhanced integrated services, equipment maintenance, job preparation and execution, and a high-level of service quality for Halliburton’s customers in Indonesia.

About Halliburton
Founded in 1919, Halliburton is one of the world's largest providers of products and services to the energy industry. With more than 70,000 employees, representing 140 nationalities in approximately 80 countries, the company serves the upstream oil and gas industry throughout the lifecycle of the reservoir - from locating hydrocarbons and managing geological data, to drilling and formation evaluation, well construction and completion, and optimizing production through the life of the field. Visit the company’s website at www.halliburton.com. Connect with Halliburton on Facebook, Twitter, LinkedIn, Oilpro and YouTube.

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NOTE: The statements in this press release that are not historical statements, including statements regarding future financial performance and the pending Baker Hughes transaction, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: with respect to the pending merger with Baker Hughes, the timing to consummate the proposed transaction, the terms and timing of any divestitures undertaken in order to obtain required regulatory approvals, the conditions to closing of the proposed transaction may not be satisfied or the closing of the proposed transaction otherwise does not occur or is obtained subject to conditions that are not anticipated, the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated, and the diversion of management time on transaction-related issues, the combined company’s future financial condition, results of operations, strategy and plans, and expected synergies and other benefits from the proposed transaction and the ability of Halliburton to realize such synergies and other benefits; with respect to the Macondo well incident, final court approval of, and the satisfaction of the conditions in, Halliburton's September 2014 settlement, including the results of any appeals of rulings in the multi-district litigation; indemnification and insurance matters; with respect to repurchases of Halliburton common stock, the continuation or suspension of the repurchase program, the amount, the timing and the trading prices of Halliburton common stock, and the availability and alternative uses of cash; changes in the demand for or price of oil and/or natural gas can be significantly impacted by weakness in the worldwide economy; consequences of audits and investigations by domestic and foreign government agencies and legislative bodies and related publicity and potential adverse proceedings by such agencies; protection of intellectual property rights and against cyber attacks; compliance with environmental laws; changes in government regulations and regulatory requirements, particularly those related to offshore oil and natural gas exploration, radioactive sources, explosives, chemicals, hydraulic fracturing services, and climate-related initiatives; compliance with laws related to income taxes and assumptions regarding the generation of future taxable income; risks of international operations, including risks relating to unsettled political conditions, war, the effects of terrorism, foreign exchange rates and controls, international trade and regulatory controls, and doing business with national oil companies; weather-related issues, including the effects of hurricanes and tropical storms; changes in capital spending by customers; delays or failures by customers to make payments owed to us; execution of long-term, fixed-price contracts; structural changes in the oil and natural gas industry; maintaining a highly skilled workforce; availability and cost of raw materials; and integration and success of acquired businesses and operations of joint ventures. Halliburton's Form 10-K for the year ended December 31, 2014, Form 10-Q for the quarter ended March 31, 2015, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect Halliburton's business, results of operations, and financial condition. Halliburton undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

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Additional Information

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed business combination between Halliburton and Baker Hughes. In connection with this proposed business combination, Halliburton has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, including Amendments No. 1 and 2 thereto, and a definitive joint proxy statement/prospectus of Halliburton and Baker Hughes and other documents related to the proposed transaction. The registration statement was declared effective by the SEC on February 17, 2015 and the definitive proxy statement/prospectus has been mailed to stockholders of Halliburton and Baker Hughes. INVESTORS AND SECURITY HOLDERS OF HALLIBURTON AND BAKER HUGHES ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS, REGISTRATION STATEMENT AND OTHER DOCUMENTS FILED OR THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by Halliburton and/or Baker Hughes through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Halliburton are available free of charge on Halliburton’s internet website at http://www.halliburton.com or by contacting Halliburton’s Investor Relations Department by email at investors@Halliburton.com or by phone at +1-281-871-2688. Copies of the documents filed with the SEC by Baker Hughes are available free of charge on Baker Hughes’ internet website at http://www.bakerhughes.com or by contacting Baker Hughes’ Investor Relations Department by email at alondra.oteyza@bakerhughes.com or by phone at +1-713-439-8822.

Participants in Solicitation

Halliburton, Baker Hughes, their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Halliburton is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 24, 2015, its proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on April 7, 2015, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, which was filed with the SEC on April 23, 2015. Information about the directors and executive officers of Baker Hughes is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 26, 2015, its proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on March 27, 2015, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, which was filed with the SEC on April 21, 2015. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the proxy statement/prospectus and other relevant materials filed with the SEC.

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HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended
	June 30		March 31
	2015	2014	2015
Revenue:
Completion and Production	$3,444	$4,942	$4,246
Drilling and Evaluation	2,475	3,109	2,804
Total revenue	$5,919	$8,051	$7,050
Operating income (loss):
Completion and Production	$313	$887	$462
Drilling and Evaluation	400	414	306
Corporate and other	(70)	(107)	(69)
Impairments and other charges	(306)	—	(1,208)
Baker Hughes acquisition-related costs	(83)	—	(39)
Total operating income (loss)	254	1,194	(548)
Interest expense, net	(106)	(94)	(106)
Other, net (a)	(23)	(24)	(224)
Income (loss) from continuing operations before income taxes	125	1,076	(878)
Income tax benefit (provision)	(71)	(299)	241
Income (loss) from continuing operations	54	777	(637)
Loss from discontinued operations, net	(1)	(2)	(4)
Net income (loss)	$53	$775	$(641)
Net (income) loss attributable to noncontrolling interest	1	(1)	(2)
Net income (loss) attributable to company	$54	$774	$(643)
Amounts attributable to company shareholders:
Income (loss) from continuing operations	$55	$776	$(639)
Loss from discontinued operations, net	(1)	(2)	(4)
Net income (loss) attributable to company	$54	$774	$(643)
Basic income (loss) per share attributable to company shareholders:
Income (loss) from continuing operations	$0.06	$0.92	$(0.75)
Loss from discontinued operations, net	—	—	(0.01)
Net income (loss) per share	$0.06	$0.92	$(0.76)
Diluted income (loss) per share attributable to company shareholders:
Income (loss) from continuing operations	$0.06	$0.91	$(0.75)
Loss from discontinued operations, net	—	—	(0.01)
Net income (loss) per share	$0.06	$0.91	$(0.76)
Basic weighted average common shares outstanding	852	846	850
Diluted weighted average common shares outstanding	854	852	850

(a)	Includes a foreign currency loss of $199 million due to a currency devaluation in Venezuela in the three months ended March 31, 2015.
See Footnote Table 1 for Reconciliation of As Reported Operating Income (Loss) to Adjusted Operating Income.
See Footnote Table 2 for Reconciliation of As Reported Income (Loss) from Continuing Operations to Adjusted Income from Continuing Operations.

HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Six Months Ended June 30
	2015	2014
Revenue:
Completion and Production	$7,690	$9,362
Drilling and Evaluation	5,279	6,037
Total revenue	$12,969	$15,399
Operating income (loss):
Completion and Production	$775	$1,548
Drilling and Evaluation	706	812
Corporate and other	(139)	(196)
Impairments and other charges	(1,514)	—
Baker Hughes acquisition-related costs	(122)	—
Total operating income (loss)	(294)	2,164
Interest expense, net	(212)	(187)
Other, net (a)	(247)	(55)
Income (loss) from continuing operations before income taxes	(753)	1,922
Income tax benefit (provision)	170	(528)
Income (loss) from continuing operations	(583)	1,394
Loss from discontinued operations, net	(5)	(3)
Net income (loss)	$(588)	$1,391
Net (income) loss attributable to noncontrolling interest	(1)	5
Net income (loss) attributable to company	$(589)	$1,396
Amounts attributable to company shareholders:
Income (loss) from continuing operations	$(584)	$1,399
Loss from discontinued operations, net	(5)	(3)
Net income (loss) attributable to company	$(589)	$1,396
Basic income (loss) per share attributable to company shareholders:
Income (loss) from continuing operations	$(0.69)	$1.65
Loss from discontinued operations, net	(0.01)	—
Net income (loss) per share	$(0.70)	$1.65
Diluted income (loss) per share attributable to company shareholders:
Income (loss) from continuing operations	$(0.69)	$1.64
Loss from discontinued operations, net	(0.01)	—
Net income (loss) per share	$(0.70)	$1.64
Basic weighted average common shares outstanding	851	847
Diluted weighted average common shares outstanding	851	853

(a) Includes a foreign currency loss of $199 million due to a currency devaluation in Venezuela in the six months ended June 30, 2015.

HALLIBURTON COMPANY
Condensed Consolidated Balance Sheets
(Millions of dollars)

	(Unaudited)
	June 30	December 31
	2015	2014
Assets
Current assets:
Cash and equivalents	$2,760	$2,291
Receivables, net	5,633	7,564
Inventories	2,831	3,571
Assets held for sale (a)	2,104	—
Other current assets (b)	1,896	1,642
Total current assets	15,224	15,068

Property, plant, and equipment, net	11,153	12,475
Goodwill	1,983	2,330
Other assets (c)	2,246	2,367
Total assets	$30,606	$32,240

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$2,181	$2,814
Accrued employee compensation and benefits	809	1,033
Loss contingency for Macondo well incident	367	367
Other current liabilities	1,648	1,669
Total current liabilities	5,005	5,883

Long-term debt	7,838	7,840
Employee compensation and benefits	595	691
Loss contingency for Macondo well incident	439	439
Other liabilities	1,014	1,089
Total liabilities	14,891	15,942

Company shareholders’ equity	15,685	16,267
Noncontrolling interest in consolidated subsidiaries	30	31
Total shareholders’ equity	15,715	16,298
Total liabilities and shareholders’ equity	$30,606	$32,240

(a)	Assets held for sale primarily includes inventory; property, plant, and equipment; and allocated goodwill.
(b)	Includes $58 million of investments in fixed income securities at June 30, 2015, and $56 million of investments in fixed income securities at December 31, 2014.
(c)	Includes $35 million of investments in fixed income securities at June 30, 2015, and $47 million of investments in fixed income securities at December 31, 2014.

HALLIBURTON COMPANY
Condensed Consolidated Statements of Cash Flows
(Millions of dollars)
(Unaudited)

	Six Months Ended
	June 30
	2015	2014
Cash flows from operating activities:
Net income (loss)	$(588)	$1,391
Adjustments to reconcile net income to net cash flows from operating activities:
Impairments and other charges, net of tax	1,081	—
Depreciation, depletion, and amortization	1,016	1,034
Working capital (a)	866	(457)
Other	(380)	107
Total cash flows from operating activities	1,995	2,075

Cash flows from investing activities:
Capital expenditures	(1,223)	(1,375)
Other investing activities	(12)	(145)
Total cash flows from investing activities	(1,235)	(1,520)

Cash flows from financing activities:
Dividends to shareholders	(306)	(254)
Payments to reacquire common stock	—	(500)
Other financing activities	63	230
Total cash flows from financing activities	(243)	(524)

Effect of exchange rate changes on cash	(48)	(27)
Increase (decrease) in cash and equivalents	469	4
Cash and equivalents at beginning of period	2,291	2,356
Cash and equivalents at end of period	$2,760	$2,360
(a) Working capital includes receivables, inventories and accounts payable.

HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Three Months Ended
	June 30		March 31
Revenue by geographic region:	2015	2014	2015
Completion and Production:
North America	$2,062	$3,325	$2,777
Latin America	337	395	394
Europe/Africa/CIS	554	634	528
Middle East/Asia	491	588	547
Total	3,444	4,942	4,246
Drilling and Evaluation:
North America	609	1,019	765
Latin America	430	502	555
Europe/Africa/CIS	541	747	569
Middle East/Asia	895	841	915
Total	2,475	3,109	2,804
Total revenue by region:
North America	2,671	4,344	3,542
Latin America	767	897	949
Europe/Africa/CIS	1,095	1,381	1,097
Middle East/Asia	1,386	1,429	1,462
Total revenue	$5,919	$8,051	$7,050

Operating income by geographic region:
Completion and Production:
North America	73	$630	$234
Latin America	55	48	65
Europe/Africa/CIS	90	96	55
Middle East/Asia	95	113	108
Total	313	887	462
Drilling and Evaluation:
North America	57	160	45
Latin America	57	13	57
Europe/Africa/CIS	74	90	31
Middle East/Asia	212	151	173
Total	400	414	306
Total operating income by region:
North America	130	790	279
Latin America	112	61	122
Europe/Africa/CIS	164	186	86
Middle East/Asia	307	264	281
Corporate and other	(70)	(107)	(69)
Impairments and other charges	(306)	—	(1,208)
Baker Hughes acquisition-related costs	(83)	—	(39)
Total operating income (loss)	$254	$1,194	$(548)

See Footnote Table 1 for Reconciliation of As Reported Operating Income (Loss) to Adjusted Operating Income.
See "Adjusted Operating Income including Depreciation related to Assets Held for Sale" table for depreciation impact by region related to assets held for sale

HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Six Months Ended June 30
Revenue by geographic region:	2015	2014
Completion and Production:
North America	$4,839	$6,252
Latin America	731	750
Europe/Africa/CIS	1,082	1,241
Middle East/Asia	1,038	1,119
Total	7,690	9,362
Drilling and Evaluation:
North America	1,374	1,993
Latin America	985	1,006
Europe/Africa/CIS	1,110	1,439
Middle East/Asia	1,810	1,599
Total	5,279	6,037
Total revenue by region:
North America	6,213	8,245
Latin America	1,716	1,756
Europe/Africa/CIS	2,192	2,680
Middle East/Asia	2,848	2,718
Total revenue	$12,969	$15,399

Operating income by geographic region:
Completion and Production:
North America	$307	$1,076
Latin America	120	96
Europe/Africa/CIS	145	174
Middle East/Asia	203	202
Total	775	1,548
Drilling and Evaluation:
North America	102	316
Latin America	114	65
Europe/Africa/CIS	105	158
Middle East/Asia	385	273
Total	706	812
Total operating income by region:
North America	409	1,392
Latin America	234	161
Europe/Africa/CIS	250	332
Middle East/Asia	588	475
Corporate and other	(139)	(196)
Impairments and other charges	(1,514)	—
Baker Hughes acquisition-related costs	(122)	—
Total operating income (loss)	$(294)	$2,164

HALLIBURTON COMPANY
Adjusted Operating Income including Depreciation related to Assets Held for Sale
By Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Three Months Ended
	June 30		March 31
Operating income by geographic region:	2015	2014	2015
Completion and Production:
North America	$73	$630	$234
Latin America	55	48	65
Europe/Africa/CIS	90	96	55
Middle East/Asia	95	113	108
Total	313	887	462

Drilling and Evaluation: (a)
North America	42	160	45
Latin America	41	13	57
Europe/Africa/CIS	55	90	31
Middle East/Asia	190	151	173
Total	328	414	306

Total operating income by region:
North America	115	790	279
Latin America	96	61	122
Europe/Africa/CIS	145	186	86
Middle East/Asia	285	264	281
Corporate and other	(70)	(107)	(69)
Impairments and other charges	(306)	—	(1,208)
Baker Hughes acquisition-related costs	(83)	—	(39)
Total operating income	182	1,194	(548)

(a) Includes depreciation and amortization expense of $15 million for North America, $16 million for Latin America, $19 million for Europe/Africa/CIS, and $22 million for Middle East/Asia for the three months ended June 30, 2015, which relates to the cessation of depreciation related to assets held for sale during the period.

FOOTNOTE TABLE 1

HALLIBURTON COMPANY
Reconciliation of As Reported Operating Income (Loss) to Adjusted Operating Income
(Millions of dollars)
(Unaudited)

	Three Months Ended
	June 30, 2015	June 30, 2014	March 31, 2015
As reported operating income (loss)	$254	$1,194	$(548)
Impairments and other charges	306	—	1,208
Baker Hughes acquisition-related costs	83	—	39
Adjusted operating income (a)	$643	$1,194	$699

(a)
Management believes that operating income (loss) adjusted for impairments and other charges and Baker Hughes acquisition-related costs for the quarters ended June 30, 2015 and March 31, 2015 is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes operating income without the impact of these items as an indicator of performance, to identify underlying trends in the business, and to establish operational goals. The adjustments remove the effects of these items. Adjusted operating income is calculated as: “As reported operating income (loss)” plus "Impairments and other charges" and "Baker Hughes acquisition-related costs."

FOOTNOTE TABLE 2

HALLIBURTON COMPANY
Reconciliation of As Reported Income (Loss) from Continuing Operations to
Adjusted Income from Continuing Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended
	June 30, 2015	March 31, 2015
As reported income (loss) from continuing operations attributable to company	$55	$(639)
Impairments and other charges, net of tax (a)	258	823
Baker Hughes acquisition-related costs, net of tax (a)	67	35
Venezuela currency devaluation loss (a)	—	199
Adjusted income from continuing operations attributable to company (a)	$380	$418

As reported diluted weighted average common shares outstanding (b)	854	850
Adjusted diluted weighted average common shares outstanding (b)	854	852

As reported income (loss) from continuing operations per diluted share (c)	$0.06	$(0.75)
Adjusted income from continuing operations per diluted share (c)	$0.44	$0.49

(a)
Management believes that income (loss) from continuing operations adjusted for impairments and other charges, Baker Hughes acquisition-related costs, and Venezuela currency devaluation loss is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes income from continuing operations without the impact of these items as an indicator of performance, to identify underlying trends in the business, and to establish operational goals. The adjustments remove the effects of these items. Adjusted income from continuing operations attributable to company is calculated as: “As reported income (loss) from continuing operations attributable to company” plus "Impairments and other charges, net of tax", "Baker Hughes acquisition-related costs, net of tax", and "Venezuela currency devaluation loss."

(b)
As reported diluted weighted average common shares outstanding for the three months ended March 31, 2015 excludes options to purchase two million shares of common stock as their impact would be antidilutive since our reported income from continuing operations attributable to company was in a loss position during that period. When adjusting income from continuing operations attributable to company for the special items discussed above, these two million shares become dilutive.

(c)
Adjusted income from continuing operations per diluted share is calculated as: "Adjusted income from continuing operations attributable to company" divided by "Adjusted diluted weighted average common shares outstanding." As reported income (loss) from continuing operations per diluted share is calculated as: "As reported income (loss) from continuing operations attributable to company" divided by "As reported diluted weighted average common shares outstanding."

Conference Call Details
Halliburton will host a conference call on Monday, July 20, 2015, to discuss the second quarter 2015 financial results. The call will begin at 8:00 AM Central Time (9:00 AM Eastern Time).

Please visit the website to listen to the call live via webcast. In addition, you may participate in the call by dialing (866) 804-3547 within North America or (703) 639-1328 outside North America. A passcode is not required. Attendees should log in to the webcast or dial in approximately 15 minutes prior to the call’s start time.

A replay of the conference call will be available on Halliburton’s website for seven days following the call. Also, a replay may be accessed by telephone at (888) 266-2081 within North America or (703) 925-2533 outside of North America, using the passcode 1656899.

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CONTACTS

For Investors:
Kelly Youngblood
Halliburton, Investor Relations
Investors@Halliburton.com
281-871-2688

For Media:
Emily Mir
Halliburton, Public Relations
PR@Halliburton.com
281-871-2601

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date:	July 20, 2015	By:	/s/ Bruce A. Metzinger
Bruce A. Metzinger
Assistant Secretary